Exhibit 8.1



                   [Sonnenschein Nath & Rosenthal Letterhead]

                                  June 14, 2001


Kansas City Southern Industries, Inc.
1145 W. 11th St.
Kansas City, MO  64105

Dear Ladies and Gentlemen:

     We have acted as tax counsel to Kansas City Southern Industries, Inc., a Delaware corporation (the "Company"), in connection with the issuance of the Company's Mandatory Convertible Units ("Convertible Units"), initially consisting of units (referred to as "Corporate Units") comprised of stock purchase contracts and senior notes due 2007 (the "Notes") issued by The Kansas City Southern Railway Company, a wholly-owned subsidiary of the Company ("KCSR"), and guaranteed by the Company and certain of its subsidiaries.

     In formulating our opinion, we have reviewed such documents as we deemed necessary or appropriate, including (i) the Registration Statement on Form S-3 filed with the U.S. Securities and Exchange Commission (the "Commission") on May 16, 2001, pursuant to the Securities Act of 1933, and declared effective June 5, 2001 (the "Registration Statement"); (ii) the Prospectus of the Company that was included in the Registration Statement on Form S-3 (the "Prospectus"); (iii) the form of Indenture, between the Company and The Bank of New York, a New York banking corporation, as trustee (the "Trustee") filed as an exhibit to the Registration Statement; (iv) the form of Purchase Contract Agreement, between the Company and Bank of New York, filed as an exhibit to a document incorporated by reference in the Prospectus which forms part of the Registration Statement,
(v) the form of Pledge Agreement between the Company, Chase Manhattan Bank as collateral agent, and The Bank of New York as Purchase Contract agent, filed as an exhibit to a document incorporated by reference in the Prospectus which forms part of the Registration Statement, (vi) the form of Remarketing Agreement, between the Company and J.P. Morgan Securities Inc., as remarketing agent, filed as an exhibit to a document incorporated by reference in the Prospectus which forms part of the Registration Statement.

     We have also participated in the preparation of the Supplement to the Prospectus for the Convertible Units, forming a part of the Registration Statement (the "Prospectus Supplement"). In addition, we have made such other factual and legal inquiries as we have considered necessary or appropriate.

     Our opinion set forth below assumes (i) the initial and continuing accuracy of the statements and facts concerning the Convertible Units set forth in the Registration Statement, the Prospectus and the Prospectus Supplement and certain other documents; (ii) the conformity of the Convertible Units to the terms set forth in the Registration Statement, the Prospectus and the Prospectus Supplement; (iii) the execution of the Indenture, Pledge Agreement, Remarketing Agreement and Purchase Contract in substantially the same form as filed as exhibits to the Registration Statement as set forth above and (iv) the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, and the conformity to original documents of all documents submitted to us as photocopies. We also have assumed that the transactions related to the issuance of the Convertible Units will be consummated in the manner contemplated by the Registration Statement, the Prospectus and the Prospectus Supplement.

     Based upon the foregoing and in reliance thereon, and subject to the qualifications, exceptions, assumptions and limitations herein contained, we are of the opinion that:

          (1) the discussion in the Prospectus Supplement under the heading "Certain Federal Income Tax Consequences" constitutes, in all material respects, a fair and accurate summary of the matters addressed therein, based on the assumptions stated or referred to therein; and

          (2) the Notes will be treated as indebtedness of KCSR for U. S. federal income tax purposes.

     We express no opinion concerning any tax consequences associated with the Convertible Units other than those specifically set forth herein.

     Our opinion is based on current provisions of the Internal Revenue Code of 1986, as amended, Treasury Regulations promulgated thereunder, published pronouncements of the Internal Revenue Service, and case law, any of which may be changed at any time with retroactive effect. Any change in applicable law or the facts and circumstances surrounding the Convertible Units, or any inaccuracy in the statements, facts, assumptions, and representations on which we relied, may affect the continuing validity of the opinion set forth herein. We assume no responsibility to inform you of any such changes or inaccuracy that may occur or come to our attention.

     This opinion is furnished to you solely for your benefit in connection with the offering of the Convertible Units and is not to be used, circulated, quoted or otherwise referred to for any other purpose or relied upon by any other person without our prior written consent. We consent to the use of our name under the heading "Certain Federal Income Tax Consequences" in the Prospectus Supplement. We hereby consent to the filing of this opinion with the Commission as Exhibit 8.1 to the Registration Statement. In giving this consent, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Commission promulgated thereunder.

                                                       Very truly yours,

                                              SONNENSCHEIN NATH & ROSENTHAL


                                            /s/  Sonnenschein Nath & Rosenthal



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